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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                             -----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant To Sections 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  April 9, 1999
                Date of Report (Date of Earliest Event Reported)


                                    FWT, Inc.
               (Exact Name of Registrant as Specified in Charter)


             Texas                   333-44273             75-1040743
  (State or Other Jurisdiction      (Commission          (IRS Employer
          of Incorporation)         File Number)       Identification No.)


                                 5750 East I-20
                             Fort Worth, Texas 76119
              (Address and Zip Code of Principal Executive Offices)

                                 (817) 255-3060
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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                           FORWARD-LOOKING STATEMENTS

         This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1933, as amended. When used in this Form 8-K, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to FWT, Inc. ("FWT" or the "Company") or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements are subject to certain risks, uncertainties and assumptions, including the high level of and restrictions imposed by debt, dependence on the wireless communications industry, concentration of customers, ability to implement management initiatives, including cost reductions, in a timely manner, fluctuations in quarterly results, and competition. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, excepted or projected. Such forward-looking statements reflect the current views of the Company's management with respect to future events and are subject to those and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entity by this paragraph. For more information regarding the risks, uncertainties and assumptions, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in the Company's Form 10-Q for the quarterly period ending October 31, 1998.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On April 1, 1999, the Company's secured lenders, through their agent BT Commercial Corporation, sent notice to the Company under the Credit Agreement dated as of November 12, 1997, among the Company, BT Commercial Corporation and Bankers Trust Company, as amended (the "Revolving Credit Facility"), that as a result of events of default under the Revolving Credit Facility, all amounts owing under the Revolving Credit Facility were immediately due and payable.

         As a result of such acceleration and the Company's lack of working capital, the Company and its majority and minority shareholders entered into a series of agreements dated as of April 8, 1999, whereby the following transactions were consummated:

         1. An entity affiliated with the minority shareholders of the Company loaned the Company $7,000,000 for use as working capital. The Company granted to such lender a security interest in certain real and personal property of the Company. The interest rate on such loan is 8% and the loan is due within 180 days.

         2. The minority shareholders of the Company, Carl R. Moore, Thomas F. Moore and Roy J. Moore (the "Minority Shareholders"), purchased the interest of the majority shareholder of the Company, FWT Acquisition, Inc., an affiliate of Baker Capital Corp., thereby acquiring 100% of the outstanding common stock of the Company. The amount paid by the Minority Shareholders for the stock held by FWT




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              Acquisition, Inc. was $1. The Minority Shareholders, along with
              T.W. Moore and Betty Moore, were the key operating personnel of the Company prior to the acquisition by FWT Acquisition, Inc. of control of the Company in November 1997.

         3. The Company, FWT Acquisition, Inc. and the Minority Shareholders, along with T.W. Moore and Betty Moore, exchanged various releases with respect to certain possible causes of action that each may have had with respect to the others. The Company also agreed to pay off all amounts due and owing under the Revolving Credit Facility by May 5, 1999. In addition, the Company agreed to take no action which could under the guaranty of the Revolving Credit Facility by Baker Communications Fund, L.P. ("Baker") either (i) adversely affect the rights of Baker or (ii) increase the exposure of Baker.

         4. Three of the Company's directors, John C. Baker, Edward W. Scott and Lawrence A. Bettino resigned from the Board of Directors effective as of April 8, 1999. Messrs. Baker, Scott and Bettino are all affiliates of Baker Capital Corp.

         5. Carl R. Moore and Thomas Frederick Moore were elected directors of the Company, thereby creating a three man Board of Directors along with the current continuing director, Roy J. Moore.

         6.   The following persons were appointed officers of the Company: Roy
              J. Moore, Chief Executive Officer, Carl R. Moore, President, and Thomas F. Moore, Chairman of the Executive Committee.

         As a result of the loan transaction described above, the Company believes that it will be in a position to continue the operations of the Company such that the Company will be able to negotiate an orderly restructuring with its current creditors, including the holders of the Company's 9-7/8% senior subordinated notes due 2007 (the "Noteholders"). The Company intends to continue its ongoing negotiations with the Noteholders in an attempt to accomplish a restructuring of the Company's capital structure. The Company will also continue to negotiate with the lenders under the Revolving Credit Facility in an attempt to provide for an orderly repayment of such indebtedness as well as search for a new secured lender to replace all of its current lenders. In addition to the foregoing, the Company is also continuing to seek strategic alternatives, including a sale or merger of the Company. There can be no assurance, however, that the Company will be able to achieve any of these objectives in a timely fashion. If the Company is not able to achieve either all or some of these objectives in a timely manner, the Company may be forced to consider other alternatives, including filing for protection under federal bankruptcy law.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FWT, INC.


Dated: April 12, 1999              By:  /s/ Roy J. Moore
                                        ----------------------------------------
                                        Roy J. Moore, Chief Executive Officer



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